As filed with the Securities and Exchange Commission on July 31, 1997
                                                 Registration No. 333-______
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                                NEORX CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

    Washington                                           91-1261311
(State or Other Jurisdiction                (I.R.S. Employer Identification No.)
 of Incorporation or Organization)

                          410 West Harrison Street
                            Seattle, Washington 98119
               (Address of Principal Executive Offices (Zip Code))

                         RESTATED 1994 STOCK OPTION PLAN
                            (Full Title of the Plan)
                           --------------------------

                               RICHARD L. ANDERSON
                              SENIOR VICE PRESIDENT
                CHIEF FINANCIAL OFFICER, SECRETARY AND TREASURER
                                NEORX CORPORATION
                            410 West Harrison Street
                            Seattle, Washington 98119
                                 (206) 281-7001
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
                              ----------------------
                                    Copy to:

                                STEPHEN M. GRAHAM
                                  PERKINS COIE
                          1201 Third Avenue, 40th Floor
                         Seattle, Washington 98101-3099
                                 (206) 583-8463
                             ----------------------

                         CALCULATION OF REGISTRATION FEE
===============================================================================
Title of Securities to Be Registered: Common Stock, par value $.02 per share Amount To Be Registered (1): 1,500,000
Proposed Maximum Offering Price Per Share (2):  $4.25
Proposed Maximum Aggregate Offering Price:  $6,375,000
Amount of Registration Fee:  $1,932
================================================================================
(1) Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to such Restated 1994 Stock Option Plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding common stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. The price per share is estimated to be $4.25, based on the average of the high sales price ($4.31) and the low sales price ($4.19) for the Registrant's common stock in the over-the-counter market on July 28, 1997, as reported by the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents are hereby incorporated by reference in this Registration Statement:

                  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the Securities and Exchange Commission (the "Commission"), on March 27, 1997, which contains audited financial statements for the most recent fiscal year for which such statements have been filed;

                  (b) The Registrant's Quarterly Reports on Forms 10-Q for the quarters ended March 31, 1997 and June 30, 1997, filed with the Commission on May 13, 1997 and July 31, 1997, respectively;

                  (c) The Registrant's Forms 8-K dated April 11, 1997 and June 11, 1997, filed with the Commission on April 11, 1997 and June 12, 1997, respectively, and

                  (d) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on March 21, 1988, under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Washington Business Corporation Act, Sections 23B.08.510 through 23B.08.570, gives the registrant the power to indemnify directors, officers, employees and agents of the registrant and those serving at the registrant's request in similar positions in any other corporation, partnership, joint venture, trust or other enterprise in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The registrant's Restated Articles of Incorporation and Bylaws provide for indemnification of the registrant's directors, officers, employees and other agents to the maximum extent permitted by the Washington Business Corporation Act. In addition, the registrant has obtained directors' and officers' liability insurance.

Item 8.  EXHIBITS

   Exhibit Number                           Description
---------------------    ------------------------------------------------------

          5.1 Opinion of counsel regarding legality of the Common Stock being registered

         23.1             Consent of Arthur Andersen LLP (see page II-4)

         23.2             Consent of Perkins Coie (included in Exhibit 5.1)

         24.1             Power of Attorney (see Signature Page)

         99.1             Restated 1994 Stock Option Plan

Item 9.  UNDERTAKINGS

A.       The undersigned Registrant hereby undertakes:

         (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, state of Washington, on July 28, 1997.

                                NEORX CORPORATION

                              By:   /s/ Paul G. Abrams
                                    Paul G. Abrams
                                    President and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Richard L Anderson his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on July 28, 1997.

            Signature                       Title

        /s/ Paul G. Abrams                  President, Chief Executive Officer and Director
            Paul G. Abrams                  (Principal Executive Officer)

        /s/ Richard L. Anderson             Senior Vice President, Chief Financial Officer,
            Richard L. Anderson             Secretary and Treasurer (Principal Financial and
                                            Accounting Officer)

        /s/ Fred B. Craves                  Chairman of the Board of Directors
            Fred B. Craves

        /s/ James G. Andress                Director
            James G. Andress

        /s/ Jack L. Bowman                  Director
            Jack L. Bowman

        /s/ Lawrence H.N. Kinet             Director
            Lawrence H.N. Kinet

        /s/ Carl-Heinz Pommer               Director
            Carl-Heinz Pommer

                                                                    Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the NeoRx Corporation Restated 1994 Stock Option Plan of our report dated February 25, 1997 included in NeoRx Corporation's Form 10-K for the year ended December 31, 1996.

                               ARTHUR ANDERSEN LLP


Seattle, Washington
July 30, 1997

                                INDEX TO EXHIBITS



   Exhibit Number         Description
---------------------     ------------------------------------------------------

          5.1 Opinion of counsel regarding legality of the Common Stock being registered

         23.1             Consent of Arthur Andersen LLP (see page II-4)

         23.2             Consent of Perkins Coie (included in Exhibit 5.1)

         24.1             Power of Attorney (see Signature Page)

         99.1             Restated 1994 Stock Option Plan


                                      II-4